Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the quarterly report of Oramed Pharmaceuticals Inc. (the “Company”) on Form 10-Q for the period ended May 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yifat Zommer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350,  that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: July 12, 2012	By:	/s/ YIFAT ZOMMER
Name: Yifat Zommer, Title: Chief Financial Officer